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                                  EXHIBIT 23.1
                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Nos. 333-61940, 333-54932, 333-53970 and 333-32206) of Sonus Networks, Inc.
and in the related Prospectuses of our report dated January 21, 2003 (except with respect to the matter discussed in Note 19 as to which the date is March 14, 2003), with respect to the consolidated financial statements and schedule of Sonus Networks, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2002.

                                          /s/ Ernst & Young LLP

Boston, Massachusetts
March 19, 2003